THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE. SUCH SECURITIES AND ANY SECURITIES ISSUED HEREUNDER MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

1,000,000 Warrants

CRESTA CAPITAL STRATEGIES, LLC

WARRANT CERTIFICATE

This warrant certificate ("Warrant Certificate") certifies that for value received in consideration for certain services rendered pursuant to that certain Termination Agreement, General Release, and Covenant Not To Sue, dated as of June 14, 2008 by and between Cresta Capital Strategies, LLC and Miller Petroleum, Inc. a Tennessee corporation (the "Company"), as well as that certain Termination and Release Agreement, dated as of June 14, 2008 by and between the Company and Consoleum, LLC, Cresta Capital Strategies, Inc., or registered assigns (the "Holder") is the owner of the number of warrants ("Warrants") specified above, each of which entitles the Holder thereof to purchase, at any time, in full or in part from time to time, on or before the Expiration Date (as hereinafter defined), 1,000,000 fully paid and non-assessable shares (each a "Share") of Common Stock, $0.001 par value per share ("Common Stock"), of the Company, at a purchase price of $1.00 per Share, subject to adjustment as hereinafter provided.

1. Warrant; Purchase Price

Each Warrant shall entitle the Holder to purchase one Share and the purchase price payable upon exercise of the Warrants shall be $1.00 per Share, subject to adjustment as hereinafter provided (the "Purchase Price"). The Purchase Price and number of Shares issuable upon exercise of each Warrant are subject to adjustment as provided in Article 6. The Purchase Price shall be payable as hereinafter provided.

2. Exercise; Expiration Date

2.1 The Warrants are exercisable, at the option of the Holder, at any time after issuance, in full or in part from time to time, and on or before the Expiration Date, upon surrender of this Warrant Certificate to the Company together with a duly completed Notice of Exercise, in the form attached hereto as Exhibit A, and payment of an amount equal to the Purchase Price times the number of Warrants to be exercised. In the case of exercise of less than all the Warrants represented by this Warrant Certificate, the Company shall cancel the Warrant

Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate for the balance of such Warrants.

2.2 The Purchase Price shall be paid in cash or by bank or certified check or a combination thereof. In lieu of payment of the Purchase Price in cash, the Holder may elect, in its sole discretion, to receive Shares equal to the value (as determined below) of this Warrant by surrender of this Warrant together with the Notice of Exercise including notice of such election in which event the Company shall issue to the Holder a number of Shares subject to the Warrant computed using the following formula:

$$X = \frac{Y(A-B)}{A}$$

Where: X = the number of Shares to be issued to the Holder
Y = the number of Shares purchasable under the Warrant
A = the Fair Market Value (as defined below)
B = Purchase Price

"Fair Market Value" shall mean, as of any date, the fair market value of one share of Common Stock determined as follows:

(a) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange, or, if there is more than one such system or exchange, the system or exchange with the greatest volume of trading in Common Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b) If the Common Stock is quoted on the NASDAQ (but on a market which does not report closing sale prices) or regularly quoted by a recognized securities dealer but closing sales prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Holder deems reliable; or

(c) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be (i) if the Company within the six month period prior to the determination has sold, or at the time is seeking to sell, Common Stock or securities convertible into or exchangeable for, Common Stock, the last such sales price or (ii) if subparagraph (i) is not applicable, determined in good faith by the Company's Board of Directors.

2.3 The term "Expiration Date" shall mean 5:00 p.m. New York time on the day which is three (3) years after the date hereof, or if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 p.m. New York time on the next following date which in the State of New York is not a holiday or a day on which banks are authorized to close.

3. Registration and Transfer on Company Books

3.1 The Company shall maintain books for the registration and transfer of the Warrants and the registration and transfer of the shares of Common Stock issued upon exercise of the Warrants. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the register referred to in this Section 3.1, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange or replacement, as the case may be, shall be made at the office of such agent.

3.2 Prior to due presentment for registration of transfer of this Warrant Certificate, or the shares of Common Stock issued upon exercise of the Warrants, the Company may deem and treat the registered Holder as the absolute owner thereof.

3.3 Any transfer of this Warrant Certificate shall be made only if permitted by, and made only in accordance with, all applicable federal and state securities laws. The Company shall register upon its books any permitted transfer of a Warrant Certificate, upon surrender of same to the Company with a written instrument of transfer duly executed by the registered Holder or by a duly authorized attorney, and evidence of payment of all applicable transfer taxes, if any. Upon any such registration of transfer, new Warrant Certificate(s) shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled by the Company. A Warrant Certificate may also be exchanged, at the option of the Holder, for new Warrant Certificates representing in the aggregate the number of Warrants evidenced by the Warrant Certificate surrendered.

4. Reservation of Shares

The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of the Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants represented hereby. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, and that upon issuance such shares shall be listed on each national securities exchange, if any, on which the other shares of outstanding Common Stock of the Company are then listed.

5. Loss or Mutilation

Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and, in the case of loss, theft or

destruction, of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver in lieu thereof a new Warrant Certificate representing an equal number of Warrants.

6. Adjustment of Purchase Price and Number of Shares Deliverable

The number of shares of Common Stock purchasable upon the exercise of each Warrant (such shares being referred to in this Section 6 as the "Warrant Shares") and the Purchase Price with respect to the Warrant Shares shall be subject to adjustment as follows:

6.1

(a) If the Company at any time divides the outstanding shares of its Common Stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), and conversely, if the outstanding shares of its Common Stock are combined into a smaller number of shares, the Purchase Price in effect immediately prior to such division or combination shall be proportionately adjusted to reflect the reduction or increase in the value of each such Common Share.

(b) If any capital reorganization or reclassification of the capital stock of the Company or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of the Company's Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Holder shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, other securities or assets as would have been issued or delivered to the Holder if Holder had exercise this Warrant and had received such shares of Common Stock immediately prior to such reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the Holder at the last address of the Holder appearing on the books of the Company the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.

(c) Upon each adjustment of the Purchase Price, the Holder shall thereafter be entitled to purchase, at the Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment.

6.2 No adjustment in the number of Warrant Shares purchasable under the Warrants, or in the Purchase Price with respect to the Warrant Shares, shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares issuable upon the exercise of such Warrant, or in the Purchase Price thereof; provided, however, that any adjustments which by reason of this Section 6.3 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All final results of adjustments to the number of Warrant Shares and the Purchase Price thereof shall be rounded to the nearest one thousandth of a share or the nearest cent, as the case may be.

6.3 Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Purchase Price of such Warrant Shares is adjusted, as herein provided, the Company shall mail to the Holder, at the address of the Holder shown on the books of the Company, a notice of such adjustment or adjustments, prepared and signed by the Chief Financial Officer or Secretary of the Company, which sets forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Purchase Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

6.4 The form of Warrant Certificate need not be changed because of any change in the Purchase Price, the number of Warrant Shares issuable upon the exercise of a Warrant or the number of Warrants outstanding pursuant to this Section 6, and Warrant Certificates issued before or after such change may state the same Purchase Price, the same number of Warrants, and the same number of Warrant Shares issuable upon exercise of Warrants as are stated in the Warrant Certificates theretofore issued pursuant to this Agreement. The Company may, however, at any time, in its sole discretion, make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof, and any Warrant Certificates thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

7. Voluntary Adjustment by the Company

The Company may, at its option, at any time during the term of the Warrants, reduce the then current Purchase Price to any amount deemed appropriate by the Board of Directors of the Company and/or extend the date of the expiration of the Warrants.

8. Fractional Shares and Warrants

Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a share of Common Stock in connection with the exercise of Warrants. Warrants may not be exercised in such number as would result (except for the provisions of this paragraph) in the issuance of a fraction of a share of Common Stock unless the Holder is exercising all Warrants then owned by the Holder. In such event, the Company shall, upon the exercise of all of such Warrants, issue to the Holder the largest aggregate whole number of shares of Common Stock called for thereby upon receipt of the Purchase Price for all of such Warrants and pay a sum in cash equal to the remaining fraction of a Share multiplied by its Fair

Market Value (as determined pursuant hereto) as of the last business day preceding the date on which the Warrants are presented for exercise.

9. Registration Rights

(a) *Demand Right*. The Holder shall have one (1) demand registration right as set forth herein ("Demand Registration"). Upon the written request of the Holder on or after the one-year anniversary of the date hereof but prior to the expiration of the Registration Period (as defined in Section 9(c) hereof), the Company shall file a registration statement, within 120 days after receipt of such notice, on an applicable form chosen by the Company, in its sole discretion, to register for resale under the Securities Act of 1933, as amended (the "Securities Act"), all of the Warrant Shares. The Company shall have the right to require the Holder to specify the intended method(s) of disposition of the Warrant Shares, including, but not limited to, whether or not such distribution or portion thereof is to relate to an underwritten offering, the name of the managing underwriter(s), if any, the terms of any such underwriting and such other information as the Company may reasonably request. The Company shall use its commercially reasonable efforts to have the registration statement declared effective by the Securities and Exchange Commission ("SEC") as soon after the filing thereof as reasonably practicable. Notwithstanding anything to the contrary contained in this Section 9(a), the Company shall not be obligated to effect a Demand Registration at any time when the Company, in the good faith judgment of its Board of Directors, reasonably believes that the filing of the registration statement with respect thereto, or the offering of securities pursuant to the Demand Registration, would be detrimental to the interests of Company or its shareholders.

(b) *Piggyback Rights*. If at any time prior to the expiration of the Registration Period, the Company proposes to file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act, of any of its securities (other than a registration statement on Form S-4 or Form S-8, or their equivalents at such time), the Company shall promptly send to the Holder written notice of the Company's intention to file a registration statement and of the Holder's rights under this Section 9(b) and, if within five (5) days after receipt of such notice, the Holder shall so request in writing, the Company shall include in such registration statement all or any part of the Warrant Shares the Holder requests to be registered, subject to the priorities set forth in this Section 9(b) below. If an offering in connection with which the Holder is entitled to registration under this Section 9(b) is an underwritten offering, then the Holder shall, unless otherwise agreed to by the Company, offer and sell the Warrant Shares in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering. If a registration pursuant to this Section 9(b) is to be an underwritten public offering and the managing underwriter(s) advise the Company in writing that, in their reasonable good faith opinion, marketing or other factors dictate that a limitation on the number of shares of Common Stock which may be included in the registration statement is necessary to facilitate and not adversely affect the proposed offering, then the Company shall include in such registration: (1) first,

all securities the Company proposes to sell for its own account, (2) second, up to the full number of securities proposed to be registered for the account of the holders of securities entitled to inclusion of their securities in the registration statement by reason of demand registration rights, and (3) third, the securities requested to be registered by the Holder.

(c) *Expiration of Registration Rights*. The Company shall have no obligation to grant registration rights pursuant to this Section 9 at any time after the earlier of (i) the date as of which the Holder may sell all of the Warrant Shares without restriction pursuant to Rule 144 promulgated under the Securities Act (or successor thereto) or (ii) the date on which the Holder shall have sold all the Warrant Shares covered by any registration statement (the "Registration Period").

10. Governing Law

This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts or choice of laws thereof.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by its officers thereunto duly authorized and its corporate seal to be affixed hereon, as of this 14th day of June, 2008.

MILLER PETROLEUM, INC.

By: Deloy Miller

Name: Deloy Miller
Title: Chief Executive Officer

EXHIBIT A

NOTICE OF EXERCISE

The undersigned hereby irrevocably elects to exercise, pursuant to Section 2 of the Warrant Certificate accompanying this Notice of Exercise, _______ Warrants of the total number of Warrants owned by the undersigned pursuant to the accompanying Warrant Certificate, and herewith makes payment of the Purchase Price of such shares in full.

If payment of the Purchase Price is made pursuant to Section 2.2 of the Warrant Certificate, the number of Shares to be issued is ______ for which ____ Warrants are being surrendered, which amounts, in each case, has been determined in accordance with such section.

____

Name of Holder

____

Signature

____

____

____